THIS CONVERTIBLE PROMISSORY NOTE AND THE SHARES OF COMMON STOCK INTO WHICH ALL OR A PORTION OF THE PRINCIPAL AMOUNT HEREOF AND INTEREST ACCRUED THEREON MAY BE CONVERTED MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, CONVEYED, PLEDGED, HYPOTHECATED, ENCUMBERED, OR OTHERWISE DISPOSED OF UNLESS (A) THEY ARE COVERED BY A REGISTRATION STATEMENT OR POST-EFFECTIVE AMENDMENT THERETO, EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR (B) SUCH SALE, ASSIGNMENT, TRANSFER, CONVEYANCE, PLEDGE, HYPOTHECATION, ENCUMBRANCE OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE 1933 ACT AND ANY OTHER APPLICABLE SECURITIES LAWS.

CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, NUTRAFUELS, INC, a Florida corporation (the “Maker”), promises to pay to the order of Ann Noble, an individual (the “Holder”), the principal amount of Twenty Five thousand dollars ($25,000), together with accrued interest, on or before August 14, 2016.   At no time shall the aggregate obligation of Maker to Holder exceed the principal sum of this Note plus accrued but unpaid interest on amounts previously received.  Maker may at any time prior to conversion, redemption or repayment in full of this Note repay all or any part of said loans under this Note.

1. Interest.  The outstanding  principal balance of this Note shall accrue interest at a fixed rate of ten percent (10%) per annum. Interest  shall be calculated on the basis of a 365-day year.

2.  Interest  Method Of  Payment;  Application. Payments  (including  all prepayments)  received  by Holder on this  Note  shall  be  applied  first to the payment of accrued and unpaid  interest and only  thereafter to the  outstanding principal balance of this Note.

3. Conversion.  Holder  shall  have  the  right  to  convert  the outstanding  principal  balance of and accrued  interest  on this Note,  or such lesser  portion  thereof as Holder may elect,  into Shares  ("Shares") of Maker's Common Stock (the “Common Stock”) at any time unless this Note is sooner redeemed or paid in full. In the event that Maker undertakes a corporate restructuring this Note shall be binding upon any successor entity or assign.

Upon any conversion of this  Note,  the  sum of the  principal  balance  and  accrued  interest,  to be converted  shall be converted  into shares of the Maker’s Common Stock (the “Conversion Shares”). The per share conversion price (the “Conversion Price”) shall be $0.10 per common share.

Upon any conversion of this Note, Holder shall  deliver  to  Maker  at  Maker's  principal  office  this  Note (or of any replacement Note),  together with the written notice of election to convert (the "Notice of  Conversion")  attached  hereto as Exhibit A and made a part  hereof. Conversion  shall be deemed to have been effected on the date when such delivery of  the  conversion notice  is  actually  made.  As  promptly as  practicable thereafter,  Maker shall issue and deliver to or upon the written order of Holder a  certificate  or  certificates  for the number of Shares to which the Holder is entitled. Upon conversion of only a portion of the principal of this Note, Maker shall issue and deliver  to, or upon the written  order of Holder,  a new Note in the principal  amount of this Note not converted,  which new Note shall entitle the Holder to interest  on the  principal  amount to the same extent as if the unconverted portion of this Note had not been surrendered for conversion. Maker covenants  that all Shares, which may be issued  upon  conversion,  will,  upon issuance, be fully paid and  non-assessable and free from all taxes,  liens and charges caused or created by Maker with respect to the issuance.

4. Prepayment.

Maker may prepay the principal and accrued interest due at any time without penalty.

5.   Notices. All notices or other communications required or provided to be sent by either party shall be in writing and shall be sent by: (i) by United States Postal Service, certified mail, return receipt requested, (ii) by any nationally known overnight delivery service for next day delivery, (iii) delivered in person or (iv) sent by telecopier or facsimile machine which automatically generates a transmission report that states the date and time of the transmission, the length of the document transmitted and the telephone number of the recipient’s telecopier or facsimile machine (with a copy thereof sent in accordance with clause (i), (ii) or (iii) above).  All notices shall be deemed to have been given upon receipt. All notices shall be addressed to the parties at the addresses below:

To the Maker: NutraFuels, Inc.  6601 Lyons Road, L 6 Coconut Creek, FL 33073

To the Holder: Ann Noble 153 Tennis Court Wall NJ 07719

6. Governing law. This Note shall be governed by, and shall be construed and interpreted in accordance with the laws of the State of Florida, without giving effect to the principles of conflicts of laws thereof.

7. Entire agreement. This Note constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be modified, amended, or changed except in writing.

8. Benefits; binding effect.  This note shall be for the benefit of, and shall be binding upon, the Maker and the Holder and their respective successors and assigns.

9. Jurisdiction and venue. Any claim or dispute arising out of, connected with, or in any way related to this Note shall be instituted by the complaining party and adjudicated in a court of competent jurisdiction located in Broward County, Florida.

10. Headings. The headings contained in this Note are for reference purposes only and shall not affect in any way the meaning or interpretation of any or all of the provisions hereof.

IN WITNESS WHEREOF, the Maker, by and through its undersigned officer thereunto duly authorized, has executed and delivered this Note on August 14, 2015.

NutraFuels, Inc.

/s/Edgar Ward

By:  Edgar Ward

Title: Chief Executive Officer

/s/Ann Noble

Ann Noble, Holder

1 | Page